Exhibit 99.1

Microbot Medical® Granted U.S. Patent that Significantly Expands Potential Market Applications

With the Newly Granted IP, the Company’s IP Portfolio for the LIBERTY® System now includes 12 patents granted globally and 57 patent applications pending.

The Company Continues to Scale Commercial Readiness Plans for the LIBERTY® System as it Awaits FDA Decision.

HINGHAM, Mass., August 20, 2025 — Microbot Medical Inc. (Nasdaq: MBOT), developer of the innovative LIBERTY® Endovascular Robotic System, today announced that the United States Patent and Trademark Office (USPTO) has granted the Company a patent, covering a modular robotic surgical system which includes a base and a plurality of tool-receiver units arranged as separate units and independently and interchangeably attachable to the base. The Company considers the issuance of this patent to be significant, as it will potentially enable LIBERTY® to be adapted in the future for a wider range of endovascular procedures, which would increase substantially the Total Addressable Market (TAM) the Company is aiming to penetrate. This patent expands the Company’s intellectual property protection in the United States for its LIBERTY® system portfolio, which now includes 12 patents granted globally and 57 patent applications pending.

The patent supports innovation and customization for different clinical needs, that would allow the Company to address other indications and significantly increase its potential customer base. The Company now has the flexibility and protection to continue building additional capabilities and features to enhance the LIBERTY® System, with the potential to eventually expand well beyond the estimated 2.5 million peripheral endovascular procedures performed in the U.S., annually.

“We believe LIBERTY® is one of the most advanced and distinctive robotic systems in the world, being the first fully disposable robotic system along with other unique features such as its modular capabilities. This patent recognizes yet another layer of our differentiation and could expand our reach to over 6 million annual endovascular procedures in the U.S. alone,” commented Harel Gadot, Chairman, CEO & President. “Our near-term focus remains on the peripheral market and ensuring our commercial readiness plans in the U.S. are progressing as we await the FDA’s decision.”

LIBERTY® is an investigational device pending FDA 510(k) clearance, and is currently not available for sale in the U.S.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-commercial stage medical technology company with a vision to redefine endovascular robotics and improve the quality of care for millions of patients and providers globally. The Company has developed the world’s first single-use, fully disposable endovascular robotic system, which aims to eliminate traditional barriers to accessing advanced robotic systems.

Further information about Microbot Medical® is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, the Company’s need for and ability to obtain additional working capital to continue its transition to a commercially focused company, market conditions, risks inherent in the development and/or commercialization of the LIBERTY Endovascular Robotic System, uncertainty in the results of regulatory pathways and regulatory approvals, including whether the FDA will timely grant 510(k) clearance to commercially market the LIBERTY Endovascular Robotic System in the United States if at all, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

IR@microbotmedical.com